EXHIBIT  10.40

     [DYNEX  CAPITAL,  INC.  LETTERHEAD]


June  30,  1998


Mr.  William  O.  Winsauer                      Mr.  Adrian  Katz
Chairman  &  CEO                                Vice  Chairman  and  COO
AutoBond  Acceptance  Corporation               AutoBond  Acceptance Corporation
100  Congress  Avenue                           100  Congress  Avenue
Austin,  TX  78701                              Austin,  TX  78701

Mr.  John  S.  Winsauer
Director  &  Secretary
AutoBond  Acceptance  Corporation
100  Congress  Avenue
Austin,  TX  78701

Gentlemen:

Pursuant to our discussions this morning outlined below are the adjusted terms relating to the warehouse financing agreements between AutoBond Acceptance Corporation ("AutoBond") and Dynex Capital, Inc. ("Dynex"). The modifications to the financing terms outlined below shall apply retroactively to all prior advances.

1. Advance rate on all financed contracts lowered from 105% to 104% of the principal balance of all contracts financed.

2. Such financing shall be divided between the Class A and Class B Funding Notes as follows:
     Class  A     94%  of  the  balance  of  the  contracts  financed
Class  B     10%  of  the  balance  of  the  contracts  financed

3. The Interest rate on the Class A shall be lowered from 200 basis points over the three year treasury note to 190 basis points over the three year treasury note.

4. Dynex's funding obligations in any single month from July 1998 through May 1999 (exclusive of loans at other warehouse lenders) shall be increased from $20 million to $25 million.


Please  acknowledge  your  agreement  to  these modified terms by signing below.

Sincerely,


/s/  William  H.  West
----------------------
William  H.  West,  Jr.,  CPA
Executive  Vice  President

AGREED  AND  ACKNOWLEDGED


/s/  William  O. Winsauer          /s/ John S. Winsauer          /s/ Adrian Katz
-------------------------          --------------------          ---------------
William  O.  Winsauer               John  S.  Winsauer               Adrian Katz

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